Exhibit 99.1 Ciner Resources LP (NYSE: CINR) Q1 2019 Earnings Call May 14, 2019, 8:30 a.m. ET Contents: • Prepared Remarks • Questions and Answers • Call Participants Prepared Remarks: Operator Welcome to Ciner Resources First quarter 2019 Earnings Conference Call and Webcast. Hosting the call today from Ciner Resources is Mr. Kirk Milling, Chief Executive Officer, he is joined by Mr. Ed Freydel, VP of Finance and Mr. Vivek Bhakuni, Senior Financial Planning Analyst. Today's call is being recorded. At this time all participants have been placed in a listen-only mode and the floor will be opened for your questions following the presentation. (Operator Instructions) It is now my pleasure to turn the floor over to Vivek Bhakuni. You may begin. Vivek Bhakuni -- Senior Financial Planning Analyst Thank you, Laurie. Good morning. Thank you for joining us to discuss our first quarter 2019 earnings. Kirk Milling, our CEO will discuss some highlights from the quarter's performance. Ed Freydel, our VP of Finance will then provide additional details related to our financials. And Kirk will discuss our outlook for the rest of 2019. We will then take your questions. Before we begin, I would like to remind you that the comments included in today's conference call constitute forward-looking statements. Actual results may differ materially from the results suggested by these comments for a number of reasons, which are discussed in more detail in the company's SEC filings. Certain financial measures discussed during this call are considered pro forma and are, therefore, non-GAAP financial measures. Reconciliations of those non-GAAP financial measures can be found in our earnings press release. I will now turn the call over to Kirk. Page 1 of 8

Exhibit 99.1 Kirk H. Milling -- President and Chief Executive Officer Thanks, Vivek, and good morning everyone. Welcome to Ciner Resources First quarter 2019 Earnings Call. We had a great start to 2019, maintaining the positive momentum from our record fourth quarter in 2018. We produced approximately 679,000 tons of soda ash, which is a first quarter production record, and our team did it all the while remaining diligent with their commitment to maintaining a safe work environment. As evidenced over our last six months of production, improvements in ore grade, as well as our investments in continuous improvement and reliability initiatives are continuing to show through in our improving results. These production records allowed us to increase our sales volume in the quarter by 1.4% over the prior year, and we maintain our expectations to grow volumes sold by 2% to 4% in 2019. Turning to the market, we continue to realize strong results in both domestic and international markets. With domestic price up almost 10% and international markets up almost 7%. International pricing has been better-than-expected, due to tight supply across most regions. We believe there is a good foundation for continued international pricing strength for the rest of 2019. As a result, we've updated our price outlook to reflect the momentum in the marketplace and expect international prices to grow by 3% to 5% versus our initial guidance of 2% to 4%. We've also revised our domestic volume sold to decrease by 120,000 tons to 140,000 tons, compared to our previous estimate of 140,000 tons to 160,000 tons, based on what we realized in domestic consumption in the first quarter. The quarter also represents a heavy investment in capital expenditures, particularly on our co-generation project. Roughly 85% of the $25 million in cash, capital expenditures in the quarter were related to the cogen project, and we anticipate this project to be in-service by third quarter of this year with full impact reflected in our results beginning in Q4. Overall our distributable cash flow in the quarter increased by 18.2%, driven by higher production levels and lower maintenance expenditures in Q1. The lower cash maintenance expenditures were driven by reevaluating certain projects in light of our newly announced growth plan, which I will speak about later in the call. Now I'm going to turn the call over to Ed, who will share our financial results in more detail. Eduard Freydel -- Vice President of Finance Thank you, Kirk. And thanks everyone for your continued interest in Ciner Resources. Today, I'll provide some details around our first quarter performance and how those results, compared to the outlook we provided back in February. I will discuss the significant financial drivers from the quarter; including our capital spending program and some key metrics we use to manage our business. Let me start with a recap of our actual results versus our full year outlook. As Kirk mentioned, total volume sold increased 1.4% to 679,000 tons in the quarter, compared to Q1 of 2018. Based on our recent operating performance, we continue to believe we will see a 2% to 4% increase in production volume for the full year. Page 2 of 8

Exhibit 99.1 Our domestic sales volume decreased by approximately 33,000 tons, compared to Q1 2018, which on an annualized basis is less than our forecast of 140,000 tons to 160,000 tons. So we revised our outlook for the decrease in domestic volume to a range of 120,000 tons to 140,000 tons. Our domestic sales price increased by almost 10% from a combination of higher prices and better sales mix. For the full year, we continue to maintain our outlook of a 5% to 7% increase. International pricing was, up almost 7% quarter-over-quarter and as a result we revised our international price forecast, up from 2% to 4%, and now 3% to 5% for the year. Pricing continue to increase throughout last year, which is causing the lower anticipated increase for the full year, as compared to our quarter-over-quarter realized improvement. Our revenues for the quarter were $130.4 million, up 7.6%, compared to the first quarter of 2018. The increase in sales was driven by an increase in average sales price of 6.1%, as well as the 1.4% increase in soda ash volume sold. Domestic sales of $52.9 million in the quarter, were down 4.3%, compared to Q1 of 2018 as part of the strategic decision to shift volumes from low margin domestic customers to more favorable international market. The volume decrease was partially offset by a 9.6% increase in domestic prices. International sales increased by 17.6% to $77.5 million in the quarter, compared to $65.9 million in Q1 of 2018, due to two primary drivers. First, we had a 10.3% increase in volume sold as production levels increased and we shifted volume from the domestic market. And second, we realized pricing that was 6.7% higher, as compared to Q1 of 2018. Cost of products sold in the quarter; including freight increased from $93.2 million to $96.5 million, due to increases in freight and higher variable costs, driven by production volumes and increased natural gas expenses. The plant experienced a spike in natural gas prices during the month of February, due to supply disruptions in the region and colder than usual weather conditions. SG&A expenses of $7.4 million or $1.0 million higher than the prior year quarter, primarily driven by an increase in legal spend related to contract negotiations, surrounding our co- generation project, as well as ongoing discussions regarding our exit from ANSAC. We also incurred some start-up costs related to our Turkish affiliate's importation of soda ash into the eastern seaboard. We've already seen the benefit of this relationship through commissions that lower SG&A costs, which more than offset the one-time expense on an annual basis. Cash provided by operations was $5.6 million in the first quarter of 2019, compared to $37.3 million provided in the first quarter of 2018. The decrease in cash from operations was primarily due to incremental sales levels to ANSAC, as well as timing of affiliate funding of pension benefits. Cash capital expenditures also increased in the quarter to $24.7 million, primarily driven by our investment in the co-generation project, which is $20.6 million in the quarter. These uses of cash were supported by increased borrowings on our revolver with net debt increasing by $40.7 million in the quarter. From a balance sheet perspective, we continue to maintain a conservative profile with a leverage ratio of 1.0 times as calculated per credit facility. Page 3 of 8

Exhibit 99.1 Next let's turn to discuss how these results translate into two of the key metrics we monitor as an MLP. Adjusted EBITDA and distributable cash flow. In Q1 2019, we delivered $33.2 million in adjusted EBITDA, up 15%, as compared to Q1 of 2018, largely due to realized pricing improvements. Our distributable cash flow was $15.6 million in the quarter, compared to $13.2 million in the first quarter of 2018, as lower cash maintenance costs were offset by higher net cash interest expenses. Our coverage ratio was 2.29 in the quarter based on the revised $0.34 per quarter distribution. Much of this information can also be found in our revised industrial presentation. Now I'm going to turn the call back over to Kirk for some comments on our outlook and more details regarding our expansion plans and funding strategy. Kirk H. Milling -- President and Chief Executive Officer Thanks, Ed. As we look ahead we're very excited about both our current performance and future growth opportunities for Ciner Resources. Not only are we anticipating 2019 to be a strong year for our operating and financial results. We also see an opportunity to meet growing international demand for soda ash over the long-term. These fundamental industry drivers have led us to take the steps necessary to begin investing in the future and continue to be part of Ciner's leadership, as the world's largest natural soda ash producer. The decision to reduce the distribution was not taken lightly, but it will allow us to use a balanced approach of operating cash flow and debt to fund our growth in Wyoming. We are still working on finalizing our capital plans for an expansion project that when approved will require capital expenditures materially higher than have been incurred by Ciner Wyoming in recent years. We believe the expansion combined with our cogen project and some other infrastructure projects designed to increase our overall efficiency could entail, up to $400 million of new capital investment. We have several factors driving a change in our approach. Number one, currently our deca ponds provide feedstock of around 400,000 tons of soda ash equivalent. However, we are depleting the deca ponds faster than what we are purging from our trona refining process. We believe the sustainable feed rate from deca beginning in 2023 will be a 175,000 to 200,000 tons per year. And number two, we are no longer comfortable that we can continue to de-bottleneck the existing facility and sustain our goal of achieving at least 3 million tons per year. Therefore, we believe new organic production is our best strategy for increasing and improving our production rates over time. As far as investment returns, we've previously communicated the cogen project should yields cost savings of $7 million to $10 million per year with start-ups scheduled for later this year. While it is very early in the expansion project timeline, we are confident EBITDA margin should be equal to or better than our existing facility, as we leverage our fixed cost asset base and take advantage of modern production technology. In terms of funding these projects, we are committed to maintaining a disciplined financial policy with a conservative capital structure, which means we intend to pay for the investment in part through cash generated by the business and in part through debt. As a result, we made the decision proactively to lower our cash distributions and intend to Page 4 of 8

Exhibit 99.1 maintain the distribution at this level for the next 10 to 12 quarters depending upon business performance. Our goal is to invest in a prudent and ratable way, whereby we maintain a conservative leverage profile throughout the investment period regardless of soda ash pricing. Afterward increased production levels from our operations will materially improve our available cash and allow us to resume growing our distributions again, which we believe can be maintained over the long-term at a normalized coverage ratio of 1.2 times to 1.3 times. In closing, we got off to a great start in Q1 and are very excited about the future opportunities available to us. International pricing is shaping up to be better than we originally thought, and our maintenance investments and continuous improvement initiatives are leading to better reliability at our facility. With a supportive general partner, we look forward to executing on this new growth stage for Ciner Resources, as we reinvest in our facility to position ourselves for meaningful cash flow improvement, that has been absent in our business for a number of years. Thank you for your continued interest in Ciner Resources. This concludes our prepared remarks. Laurie, please open the line for questions. Questions and Answers: Operator Thank you. (Operator Instructions) Our first question comes from the line of Daniel Jester of Citi. Daniel William Jester -- Citigroup -- Analyst Yes. Hi, good morning everyone. Kirk H. Milling -- President and Chief Executive Officer Good morning, Dan. Eduard Freydel -- Vice President of Finance Good morning, Dan. Daniel William Jester -- Citigroup -- Analyst So I appreciate the initial color on the expansion project. I was just wondering, if you can maybe go into a little bit more detail in terms of the types of investments you're trying to make. Is it going to be below the ground? Above the ground? Just sort of any additional color on exactly what types of things you're looking at, would be very helpful. Thank you. Kirk H. Milling -- President and Chief Executive Officer Sure. So what we are considering right now Dan is a completely new organic project. So it's de-bottlenecking, we probably will entail a new line about 90% of the investment looks like it Page 5 of 8

Exhibit 99.1 will be on the surface and about 10% would be underground. Most likely, we'll have to think a new shaft, because our ore consumption rates would likely increase from around 4 million tons a year, up to closer to 6 million tons a year. And again, so what we're contemplating at the moment is up to a 1 million tons, but that's going to be offset by the decline in the deca consumption that we'll experience in the next four to five years. Daniel William Jester -- Citigroup -- Analyst Got it. And then has there -- in the recent year or so, you've had some challenges with ore quality and which has impacted volumes and does seem that you have fixed that. But was the impetus for deciding to do a bigger project instead of de-bottlenecking, driven at all by sort of the ore quality in the mine plant and you're looking out and seeing that you weren't going to have sufficient ore quality and grade in addition to the deca depletion? Or is this mostly about just trying to become a bigger, better distributor as you're going to move away from ANSAC? Kirk H. Milling -- President and Chief Executive Officer I mean, I think it's a little or a combination of all of the above. You know, as we start to push the plant to its limits, it just makes us that much more sensitive to variations in ore grade. And I think that's what you saw from us over the last couple of years, as we continue to try and push the plants and de-bottleneck, you know, 1% change in ore grade was starting to have a fairly significant impact on our overall production output, but also just the overall reliability of the plant began to come into question. So I think when you roll all of that together while we kept trying to be de-bottleneck, it just seemed once we kind of hit in that 2.7 million to 2.8 million ton range it seemed like we were hitting a ceiling. And so then when you combine it with the future of deca and knowing that we need to overcome that, they just did not seem to be any feasible way of achieving a 3 million ton what I would call sustainable rate. So therefore we're going to have to invest in all new equipment and new additional lines, if we want to achieve it. And then, you know, we've been looking at various iterations and trying to come up with what we think is going to be the best return project, and that's kind of what's leading us to the place. I mean we're still not finished with our evaluations, but we're getting close and since we know it's going to be a new organic project clearly the amount of capital is going to be significantly more than what we've been doing from a de-bottlenecking standpoint. Daniel William Jester -- Citigroup -- Analyst Got it. Thank you. And then maybe turning toward the markets. Can you talk a little bit about what's going on in the US. I know a couple of years ago you decided to win some more market share in the US and, you know, there is about a 100,000 tons of additional volumes in the US. This year though some of that is leaching away and I think in your prepared remarks you talked about the mixed profile of sales in the US. So can you just maybe comment on the US, does it become a more competitive market? It just seems like over the last year or two there's been a bit more volatility relative to prior to that in the US specifically? Kirk H. Milling -- President and Chief Executive Officer Page 6 of 8

Exhibit 99.1 Yes, it really wasn't our strategy going into to give up some share that we had just acquired the prior year, but some contractual arrangements and some competitive pricing at the -- what I would call the lower end of the market, and you had rising international prices, and so it just became -- most of what we gave up was at the bottom of the market and so when you look at our realized prices year-on-year in the domestic market, they're higher than what we had planned and that's a combination of, you know, rising prices overall, but also as we lopped off some of the bottom end of the market, our overall average rose. So I would say, you know, our intent is probably to maintain a domestic share, a little higher than where we are today. But the difference between what we were seeing in the international market and the domestic market started to be too great for us to pass up, which is why we decided to pass on some of it. Daniel William Jester -- Citigroup -- Analyst Okay, and then just one last one from me. On cash from operations under $6 million in the quarter, that's very low relative to trend. So can you just maybe dive into a little bit deeper about what exactly was limiting to your cash generation in the first quarter. Thank you. Eduard Freydel -- Vice President of Finance Yes, this is Ed. We had a lot of change in working capital that ate up a lot of the change in operations or cash flow from operations, with increasing sales to ANSAC, we saw payments get a little bit delayed, as their working capital increase. So we think that's going to clear itself up in the next few quarters. We also had some pension payments that need to be repaid to our affiliate, and so that ate up about half of that amount as well. Daniel William Jester -- Citigroup -- Analyst Okay. Thank you guys. Kirk H. Milling -- President and Chief Executive Officer Thanks, Dan. Operator Thank you. That will conclude the Q&A portion of today's conference call. We thank you for your participation in Ciner Resources first quarter 2019 earnings conference call and webcast. You may now disconnect your lines and have a wonderful day. Duration: 22 minutes Call participants: Vivek Bhakuni -- Senior Financial Planning Analyst Kirk H. Milling -- President and Chief Executive Officer Eduard Freydel -- Vice President of Finance Page 7 of 8

Exhibit 99.1 Daniel William Jester -- Citigroup -- Analyst Page 8 of 8